CONSENT OF INDEPENDENT ACCOUNTANTS


          We hereby consent to the reference to us under the heading "Independent Accountants" in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 8 to the Registration Statement on Form N-1A (the "Registration Statement") of the T. Rowe Price Mid-Cap Growth Portfolio (one of the portfolios constituting T. Rowe Price Equity Series, Inc.).


          /s/Price Waterhouse LLP
          PRICE WATERHOUSE LLP
          Baltimore, Maryland
          November 13, 1996